EXHIBIT 10.5
                                                                    ------------
               [Letterhead of The CIT Group/Business Credit, Inc.]



                                                           Date: October 4, 1999

Weiner's Stores, Inc.
6005 Westview Drive
Houston, Texas 77055

Attn:      Mr. Raymond J. Miller
           Executive Vice President and Chief Operating Officer

           Reference is made to that certain Revolving Credit Agreement dated as of August 26, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Weiner's Stores, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and The CIT Group/Business Credit, Inc., as a Lender and as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

           The Borrower, the Lenders, and the Agent desire to amend certain provisions of the Credit Agreement. Accordingly, in accordance with Section
10.03 of the Credit Agreement, the Borrower, the Lenders, and the Agent hereby agree as follows:

           1. Capital Expenditures. Section 8.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed (i) $7,000,000 for the fiscal year of the Borrower ending January 29, 2000, (ii) $8,500,000 for each of the fiscal years ending February 3, 2001, February 2, 2002, and February 1, 2003, respectively, or (iii) $5,000,000 for the period beginning on February 2, 2003 and ending on August 30, 2003 and each fiscal year thereafter."

           2. Cumulative FIFO EBITDA. Section 8.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "Permit Cumulative FIFO EBITDA for any fiscal quarter (calculated on a rolling twelve (12) month basis) of the Borrower ending on the dates set forth below to be less than the amount specified opposite each such fiscal quarter.

                  Fiscal Quarter                                  Amount
                  --------------                                  ------

                  October 30, 1999                               $875,000
                  January 29, 2000                                875,000
                  April 29, 2000                                  875,000
                  July 29, 2000                                 1,375,000
                  October 28, 2000                              1,875,000
                  February 3, 2001                              2,375,000
                  May 5, 2001                                   2,875,000
                  August 4, 2001                                2,875,000
                  November 3, 2001                              2,875,000
                  February 2, 2002                              3,375,000
                  May 4, 2002                                   3,875,000
                  August 3, 2002                                3,875,000
                  November 2, 2002                              3,875,000
                  February 1, 2003                              4,375,000
                  May 3, 2003                                   4,875,000
                  August 2, 2003                                4,875,000"

           3. Amendment to Definition of Cumulative FIFO EBITDA. The definition of the term "Cumulative FIFO EBITDA" in Section
                      1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "Cumulative FIFO EBITDA" shall mean with respect to the fiscal quarter ending on October 30, 1999 and each fiscal quarter thereafter, the aggregate FIFO EBITDA for such fiscal quarter and the preceding three fiscal quarters (i.e., a rolling twelve (12) month basis)."

           4. Maintenance of Inventory. Section 8.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "The Borrower shall not permit the aggregate amount of its Inventory (valued at Book Value) at the end of each fiscal quarter ending on the dates set forth below to be more than the amounts specified opposite each such fiscal quarter set forth below:

                  Fiscal Quarter                              Maximum Amount
                  --------------                              --------------

                  October 30, 1999                               90,000,000
                  January 29, 2000                               90,000,000
                  April 29, 2000                                 90,000,000
                  July 29, 2000                                  90,000,000
                  October 28, 2000                               90,000,000
                  February 3, 2001                               90,000,000
                  May 5, 2001                                    96,000,000
                  August 4, 2001                                 96,000,000
                  November 3, 2001                               96,000,000


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

                  February 2, 2002                               96,000,000
                  May 4, 2002                                   102,000,000
                  August 3, 2002                                102,000,000
                  November 2, 2002                              102,000,000
                  February 1, 2003                              102,000,000
                  May 3, 2003                                   108,000,000
                  August 2, 2003 and each
                  fiscal year thereafter.                       108,000,000"

           5. The last sentence in paragraph 2.01(a) is deleted in its entirety and replaced with the following text:

                      "The Termination Date means the earlier of (i) the date on which the Revolving Credit Commitment of each Lender expires, which shall be August 30, 2003 and (ii) the date on which the Revolving Credit Commitment is terminated by the Borrower pursuant to Section 2.04 hereof."

           6. Subject to receipt and satisfaction with an inventory appraisal, by the Agent, as of the effective date of this Amendment, and as may be required from time to time hereafter, subsection (i) (A) of the definition of "Borrowing Base" is hereby deleted and the following is substituted in lieu thereof:

                      "(A) The aggregate of 65% of the Book Value of Eligible Inventory for the months of June, July and November of each calendar year, and 60% of the Book Value of Eligible Inventory for each other month of each calendar year, and ..."

           7. Early Termination Fee. Section 2.08(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

                      "If the Borrower elects to terminate the Revolving Credit Commitment pursuant to Section 2.04(a) hereof, or if an Event of Default described in subsections (g) or (h) of
                      Section 9.01 hereof has occurred, or if the Agent elects to declare the Revolving Credit Commitment terminated pursuant to Section 9.02(a) hereof, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders' lost profits as a result thereof, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an early termination fee in an amount set forth below if such termination is effective in the period indicated:


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


    Amount                                   Period
    ------                                   ------

    (i)    2% of the Revolving Credit        any date on or prior to
           Commitment                        August 26, 2000

    (ii)   1.50% of the Revolving Credit     any date from August 26, 2000
           Commitment                        through August 26, 2001

    (iii)  1% of the Revolving Credit        any date from August 26, 2001
           Commitment                        through August 26, 2002

    (iv)   0.50% of the Revolving Credit     any date from August 26, 2002
           Commitment                        through August 30, 2003"

           8. Pursuant to mutual agreement, we shall charge you a one-time Facility Fee in the amount of $30,000.00 for this accommodation, which fee shall be in addition to other fees we are entitled to charge you under the Credit Agreement and shall be due and charged to your loan account upon execution of this agreement. You hereby confirm that we may charge your loan account with any such amount.



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


Except as specifically set forth herein, no other change in the terms or conditions of the Credit Agreement is intended or implied. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.

                                  Very truly yours,

                                  THE CIT GROUP/BUSINESS
                                  CREDIT, INC., as Agent and Lender


                                  By: /s/ Grant Weiss
                                      -------------------------------
                                      Name: Grant Weiss
                                      Title: Assistant Vice President


                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, a Lender


                                  By: /s/ Martin Greenberg
                                      --------------------------------
                                      Name: Martin Greenberg
                                      Title: Duly Authorized Signatory


Read and Agreed to:

WEINER'S STORES, INC., Borrower


By: /s/ Raymond J. Miller
   ------------------------
    Name: Raymond J. Miller
    Title: Executive Vice President and Chief Operating Officer



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